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                                                                    EXHIBIT 10.1


                           INTELECT TECHNOLOGIES INC.
                         AGREEMENT TO FORM JOINT VENTURE


         This Agreement to Form Joint Venture (this "Agreement") is entered into as of the 17th day of August, 2001 between TeraForce Technology Corporation, a Delaware corporation ("TF"), and Singapore Technologies Electronics Limited, a Singapore corporation ("STE").

         WHEREAS, each of TF and STE has approved, and deems it advisable and in the best interests of such party to consummate, the formation of the Corporation in accordance with the terms set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         "Agreement" is defined in the preamble to this Agreement.

         "Assets" means the assets of INT listed on Exhibit A to the Bill of Sale.

         "Bill of Sale" is defined in Section 3.1.

         "Bylaws" is defined in Section 2.1.

         "Certificate of Incorporation" is defined in Section 2.1.

         "Closing" is defined in Section 7.1.

         "Closing Date" means the date on which the Closing occurs.

         "Corporation" means Intelect Technologies Inc., a Delaware corporation.

         "Common Stock" means the common stock, par value $.01 per share, of the Corporation.

         "INT" means Intelect Network Technologies Company, a Nevada corporation.

         "Sharing Agreement" is defined in Section 3.2.

         "STE" is defined in the preamble to this Agreement.

         "Stockholders Agreement" is defined in Section 4.1.

         "TF" is defined in the preamble to this Agreement.

         "Transition Services Agreement" is defined in Section 5.1.



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                                   ARTICLE II

           FORMATION OF THE CORPORATION; FINANCING; ISSUANCE OF STOCK

         Section 2.1 Organization of the Corporation. Each of TF and STE hereby approve the Certificate of Incorporation of the Corporation in the form of
Exhibit 2.1 (the "Certificate of Incorporation") and the Bylaws of the Corporation in the form of Exhibit 2.2 (the "Bylaws"). On or before 5 days before the Closing Date, TF and STE shall use their best efforts to file the Certificate of Incorporation with the Secretary of the State of Delaware.

         Section 2.2 Financing; Issuance of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date STE shall contribute $2,500,000 cash to the Corporation as a capital contribution in exchange for 6,000 shares of Common Stock. Subject to the terms and conditions of this Agreement, on the Closing Date TF shall contribute $1,250,000 cash to the Corporation as a capital contribution in exchange for 3,000 shares of Common Stock.

                                   ARTICLE III

                               PURCHASE OF ASSETS

         Section 3.1 Purchase of Assets from INT. Subject to the terms and conditions hereof, on the Closing Date TF shall cause INT to sell the Assets to the Corporation for a purchase price of $2,250,000 cash pursuant to a Bill of Sale in the form attached hereto as Exhibit 3.1 (the "Bill of Sale"). Subject to the terms and conditions hereof, on the Closing Date, TF shall also cause to be executed and delivered such other conveyance instruments necessary to transfer title to any of the Assets (including, but not limited to, an assignment of the patent and other instruments necessary to transfer various intellectual property rights). The purchase price is allocated among the Assets as follows:

                 $   $1,500,000 to inventory
                 $   $749,000 to fixed assets
                 $   $1,000 to intellectual property.

         Section 3.2 Sharing Agreement. Subject to the terms and conditions in this Agreement, on the Closing Date TF shall execute and deliver to the Corporation, and shall cause INT to execute and deliver to the Corporation, the Sharing Agreement among the Corporation, TF and INT in the form of Exhibit 3.2 attached hereto (the "Sharing Agreement").

         Section 3.3 Title. On the date hereof and on the Closing Date, TF represents and warrants to STE that INT has good and marketable title to all of the Assets and that upon delivery of the Bill of Sale, subject to the terms and conditions of this Agreement, the Corporation will have good and marketable title to all of the Assets.

         Section 3.4 Name. Promptly following the Closing Date, TF shall cause INT to change its name to "1240 Campbell Corp.," and TF shall thereafter cause INT not to conduct business under the name "Intelect Network Technologies" except to pursue and defend claims relating to its business conducted prior to the Closing Date and in respect of winding down the business of INT such as filing tax returns and the like.

         Section 3.5 Guaranty. TF absolutely and unconditionally guarantees INT's performance of its obligations under any agreement or other instrument executed by INT in connection with the formation of the Corporation.



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                                   ARTICLE IV

                         STOCKHOLDER/MANAGEMENT MATTERS

         Section 4.1 Stockholders Agreement. Subject to the terms and conditions of this Agreement, on the Closing Date each of TF and STE shall execute and deliver the Stockholders Agreement in the form of Exhibit 4.1 attached hereto (the "Stockholders Agreement").

         Section 4.2 Initial Board of Directors; Executive Officers. The Corporation's board of directors shall be initially composed of two (2) directors. In accordance with the Bylaws, and as soon as practicable following the formation of the Corporation, each Stockholder will cause its respective designee to the board of directors to (i) increase the size of the board of directors to five (5) persons; (ii) elect two additional designees of STE to the board of directors; and (iii) elect one additional designee of TeraForce to the board of directors. Subject to the terms and conditions of this Agreement, on the Closing Date the Board of Directors of the Corporation shall consist of two directors as follows: Herman M. Frietsch, appointee of TF and Seah Moon Ming, appointee of STE. The initial executive officers of the Corporation shall be Daryl G. Lewellyn, President and Secretary, and Ng Kim Hock, Chief Executive Officer.

                                    ARTICLE V

                          TRANSITION SERVICES AGREEMENT

         Section 5.1 Transition Services Agreement. Subject to the terms and conditions of this Agreement, on the Closing Date TF shall execute and deliver to the Corporation a Transition Services Agreement in the form of Exhibit 5.1 attached hereto (the "Transition Services Agreement").

                                   ARTICLE VI

                             NONCOMPETITION COVENANT

         Section 6.1 Noncompetition. TF agrees that TF shall not, directly or indirectly, engage in, own, manage, operate, finance, control, or participate in the management, operation, or control of, be employed by, associated with, or in any manner connected with, lend TF's or INT's name or any similar name to, lend TF's or INT's credit to, or render services or advice to, any business directly competitive with the OmniLynx line of products formerly marketed by INT and the next generation OmniLynx, identified as the OL2400 in INT marketing literature and the OmniLynx OL-2400 Initial Product Requirements dated January 20, 2000 (i.e., from OC-48/STM-16, OC-12/STM-4, OC-3/STM-1 bandwidth grooming to the DS1 and DS0), prior to the date hereof anywhere within the United States or the world. TF agrees that this covenant is reasonable with respect to its geographical area, and scope. STE acknowledges and agrees to the permitted usage by TF of retained knowledge of retained employees all as set forth in Section
3.4 of the Sharing Agreement.

         Section 6.2 Remedies upon Breach of Noncompetition Covenant. If TF breaches the covenant set forth in Section 6.1, the Corporation will be entitled to the following remedies:

                  (a) Damages from TF;

                  (b) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 6.1, it being agreed that money damages alone would be inadequate to compensate the Corporation and would be an inadequate remedy for such breach.



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                  (c) The rights and remedies of the parties to this Agreement are cumulative and not alternative.

                                   ARTICLE VII

                                     CLOSING

         Section 7.1 Closing. The closing (the "Closing") shall take place at the offices of Haynes and Boone, LLP, at 1600 N. Collins Blvd., Suite 2000, Richardson, Texas 75080, at 10:00 a.m., Dallas time, on August 28th, 2001, or, if later, on the first business day on or by which the last to be fulfilled or waived of the conditions set forth in Sections 7.2 and 7.3 hereof shall be fulfilled or waived in accordance therewith, but in any event not later than August 30, 2001.

         Section 7.2 Conditions to TF's Obligation to Close. TF's obligation to consummate the transactions contemplated under this Agreement and to take the other actions required by TF to be taken at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by TF in writing, in whole or in part):

         (a) STE shall have duly executed and delivered to TF the Stockholders Agreement.

         (b) The Corporation shall have been incorporated in Delaware and shall have qualified to do business in Texas.

         (c) The Corporation shall have duly executed and delivered each of the Stockholders Agreement, the Sharing Agreement among the Corporation, TF and INT, and the Transition Services Agreement.

         (d) The Corporation shall have delivered a stock certificate to TF evidencing 3,000 shares of the Corporation's Common Stock.

         (e) The Corporation shall have paid by wire transfer of immediately available funds $2,250,000 to an account designated by TF for the purchase of the Assets.

         (f) STE shall have paid by wire transfer of immediately available funds $2,500,000 to an account designated by the Corporation as a capital contribution.

         (g) Each of STE's designated directors of the Corporation shall have executed and delivered to TF the Organizational Consent of the Corporation.

         (h) STE shall have delivered to TF copies of resolutions approving the transactions contemplated by this Agreement.

         Section 7.3 Conditions to STE's Obligation to Close. STE's obligation to consummate the transactions contemplated under this Agreement and to take the other actions required by STE to be taken at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by STE in writing, in whole or in part):

         (a) TF shall have duly executed and delivered to STE the Stockholders Agreement.

         (b) The Corporation shall have been incorporated in Delaware and shall have qualified to do business in Texas.



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         (c)      The Corporation shall have duly executed and delivered each of the Stockholders Agreement, the Sharing Agreement, and the Transition Services Agreement.

         (d) INT shall have duly executed and delivered to the Corporation the Bill of Sale and any other documents evidencing the purchase and sale of the Assets.

         (e) The Corporation shall have delivered a stock certificate to STE evidencing 6,000 shares of the Corporation's Common Stock.

         (f) TF shall have paid by wire transfer of immediately available funds $1,250,000 to an account designated by the Corporation as a capital contribution.

         (g) Each of TF's designated directors of the Corporation shall have executed and delivered to TF the Organizational Consent of the Corporation.

         (h) TF shall have delivered copies of resolutions of the Board of Directors of TF and the Board of Directors and Stockholder of INT approving the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Press Releases; Publicity. Each of the parties to this Agreement agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law or the rules and regulations of any stock exchange upon which the securities of one of the parties or its affiliates is listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto; provided, however, that to the extent that either party to this Agreement is required by applicable law or the rules and regulations of any stock exchange upon which the securities of one of the parties or its affiliates is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other party to this Agreement.

         Section 8.2 Further Agreements. TF and STE agree to use their good faith efforts to complete and execute, as soon as practicable following the execution of this Agreement, all documentation necessary, appropriate or desirable to carry out the transactions agreed to by the parties in this Agreement.

         Section 8.3 GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED IN SUCH STATE. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas in Dallas County, for the purposes of any action arising out of this Agreement, or the subject matter hereof or thereof brought by any other party.

         Section 8.4 Successors and Assigns. The provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not assignable without the prior written consent of the other party hereto.

         Section 8.5 Entire Agreement; Amendment. This Agreement (including the exhibits and schedules attached hereto) and the other documents delivered pursuant hereto and referenced herein constitute the full and entire understanding and agreement between the parties with regard to the subject


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matter hereof and thereof and supersede any prior or contemporaneous, written or oral agreements or discussions between the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto.

         Section 8.6 Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

         Section 8.7 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered by hand, messenger, telecopy or regularly scheduled overnight courier, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto.

                       If to TF:     TeraForce Technology Corporation
                                     1240 Campbell Road
                                     Richardson, Texas 75081
                                     Attn: Robert P. Capps
                                     Fax:  (469) 330-4972

                 with a copy to:     Haynes and Boone, LLP
                                     1600 N. Collins, Suite 2000
                                     Richardson, Texas 75080
                                     Attn: William L. Boeing
                                     Fax:  (972) 692-9053

                      If to STE:     Singapore Technologies Electronics Limited
                                     24 Ang Mo Kio Street 65
                                     Singapore 569061
                                     Attn: Ng Kim Hock
                                     Fax:  (65) 4848840
                                     Fax:  (214) 902-0938

         Section 8.8 Delays or Omissions. Except as otherwise provided herein to the contrary, no delay or omission to exercise any right, power or remedy inuring to any party upon any breach or default of any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies either under this Agreement or by law or otherwise afforded to the parties shall be cumulative and not alternative.

         Section 8.9 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be reformed to the extent necessary to permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If any of the covenants set forth in Article VI are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against TF.

         Section 8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.



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         Section 8.11 Titles and Subtitles. The titles of the articles, sections, paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         Section 8.12 Dollar Amounts. All dollar amounts in this Agreement shall be in United States dollars.



                                    * * * * *



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         This Agreement has been executed and delivered as of the date first written above.


SINGAPORE TECHNOLOGIES            TERAFORCE TECHNOLOGY CORPORATION
ELECTRONICS LIMITED

By:      /s/ Sheah Moon Ming      By:     /s/ Herman M. Frietsch
         -------------------              ----------------------
Name:    Seah Moon Ming           Name:   Herman M. Frietsch
Title:   President                Title:  Chairman and Chief Executive Officer